UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

ISATORI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11900	75-2422983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-215-9174

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

Changes in Registrant’s Certifying Accountant.

Effective June 25, 2013, iSatori, Inc. (the "Company"), engaged EKS&H LLLP (located in Denver, Colorado) as the Independent Registered Public Accountant to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2013 and any remaining interim periods during that fiscal year.

During the Company’s two most recent fiscal years and any subsequent interim period, the Company did not consult with EKS&H LLLP or any of its members about the application of accounting principles to any specified transaction completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matter described in Items 304(a)(2) of Regulation S-K. The decision to engage EKS&H LLLP was approved unanimously by the Company’s Board of Directors.

In accordance with Item 304(a)(2)(ii)(D) of Regulation S-K, the Company has provided to EKS&H LLLP a copy of the foregoing disclosure and allowed EKS&H LLLP the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company's expression of its views, or the respects in which EKS&H LLLP does not agree with the statements made by the Company, and agreed to include a copy of such letter with this Current Report on Form 8-K.  EKS&H LLLP has declined to provide any such letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2013

ISATORI, INC.

By:	/s/ Stephen Adelé
Stephen Adelé
Chief Executive Officer